Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2005 (the “Report”) by LoJack Corporation (the “Company”), Joseph F. Abely, as the Chief Executive Officer, Keith E. Farris, as the Chief Financial Officer, of the Company and Brian D. Boyce, as the Corporate Controller and Chief Accounting Officer, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2006

/s/ Joseph F. Abely
Joseph F. Abely
Chief Executive Officer

/s/ Keith E. Farris
Keith E. Farris
Chief Financial Officer

/s/ Brian D. Boyce
Brian D. Boyce
Corporate Controller and Chief Accounting Officer